UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                               KNIGHT-RIDDER, INC.

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Knight Ridder issued the following press release: McClatchy Announces Agreements to Sell Five Knight Ridder Papers:



                          [THE MCCLATCHY COMPANY LOGO]


Contacts for The McClatchy Company:
Investors: Elaine Lintecum
916-321-1834

Press: Cindy Leggett-Flynn or Sarah Lubman
Brunswick Group
212-333-3810


        MCCLATCHY ANNOUNCES AGREEMENTS TO SELL FIVE KNIGHT RIDDER PAPERS


SACRAMENTO, CA June 7, 2006 - The McClatchy Company (NYSE: MNI) - The McClatchy Company (NYSE: MNI) has entered into definitive agreements to sell five more Knight Ridder newspapers. As a result, McClatchy has now entered into definitive sales agreements for 11 of the 12 newspapers it is seeking to divest, the company announced. The sale of the 11 newspapers will bring total consideration of slightly more than $2 billion, including cash proceeds of $1.935 billion.

"We are pleased with the full, fair prices we will receive, and pleased that we were able to execute on these sales as we promised," McClatchy CEO Gary Pruitt said. "Some skeptics doubted us on both counts, but these deals reaffirm the underlying strength of the newspaper business, and the soundness of our plan for acquiring Knight Ridder. We expect to announce the sale of the (Wilkes-Barre, PA) Times Leader in the next few weeks, which will complete the sale of all 12 newspapers we are seeking to divest."

The five newspapers are being sold for a total of about $450 million. They include the Akron Beacon Journal (OH); Duluth News Tribune (MN) and Grand Forks Herald (ND); The Fort Wayne News-Sentinel (IN); and the (Aberdeen) American News (SD). McClatchy announced on April 26 that it would sell three California newspapers and the St. Paul Pioneer Press (MN) for $1 billion and announced on May 23 that it would sell Knight Ridder's two newspapers in Philadelphia for $562 million.

The closing of each of the divestiture transactions is conditioned upon the closing of McClatchy's acquisition of Knight Ridder. McClatchy's acquisition of Knight Ridder could close as soon as June 27, following a planned Knight Ridder shareholders vote on June 26. Most of the divestiture transactions are expected to close immediately or shortly following that closing.


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"The prices we're receiving for these 11 newspapers are certainly within the range we expected," Pruitt said. Net after-tax proceeds of approximately $1.4 billion from the sales will immediately be applied to pay down debt incurred in the purchase of Knight Ridder's 32 newspapers. "We bought the Knight Ridder papers for a multiple of about 9.5 times their 2005 cash flow; these 11 newspapers taken together will bring us 11.1 times the trailing 12-month cash flows through April," Pruitt said.

McClatchy said when divestiture plans were announced in March that it expected sales of individual papers would generate widespread interest and substantial returns. "To buyers whose strategy is a good fit, all of these papers represented outstanding opportunities that come around only rarely in our industry," Pruitt said "The fact that the sales attracted seven very diverse and impressive purchasers for these papers speaks volumes about the value of newspapers and the confidence of investors who expect them to perform well. This is a good news story for the newspaper industry, and for everybody who understands the essential role that quality newspapers play."

                                       ###

ABOUT THE MCCLATCHY COMPANY

The McClatchy Company, headquartered in Sacramento, CA, is a leading newspaper and internet publisher. It publishes 12 daily and 16 non-daily newspapers located in western coastal states, North and South Carolina, and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.4 million and Sunday circulation of 1.8 million. McClatchy's newspapers include, among others, the Star Tribune in Minneapolis, The Sacramento Bee, The Fresno Bee and The Modesto Bee in California, The News & Observer (Raleigh, NC), The News Tribune (Tacoma, WA), the Anchorage Daily News and Vida en el Valle, a bilingual Spanish weekly newspaper distributed throughout California's Central Valley. McClatchy also operates leading local websites in each of its daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services, and owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development. McClatchy is listed on the New York Stock Exchange under the symbol
(MNI).


                                      # # #

BACKGROUND TO THE TRANSACTION

On March 13, 2006, The McClatchy Company announced a definitive agreement under which McClatchy will acquire Knight-Ridder, Inc. Knight Ridder publishes 32 daily newspapers in 29 U.S. markets, with a circulation of 3.4 million daily and
4.5 million Sunday. Knight Ridder has websites in all of its markets and a variety of investments in internet and technology companies, publishes a growing portfolio of targeted publications and maintains investments in two newsprint companies. Knight Ridder's internet operation develops and manages the company's online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional websites in more than 110 U.S. markets.


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As part of that announcement, McClatchy said it planned to sell 11 of the acquired newspapers that do not fit with the company's longstanding operating strategies and acquisition criteria, and to sell the St. Paul Pioneer Press due to anticipated anti-trust concerns involving McClatchy's (Minneapolis) Star Tribune.

After McClatchy's planned divestitures and the close of the Knight Ridder acquisition, The McClatchy Company will become the nation's second-largest newspaper company measured by daily circulation (approximately 3.2 million), with 32 daily newspapers and approximately 50 non-dailies. The expanded McClatchy will own leading newspapers in many of the fastest-growing markets nationwide, with an enhanced portfolio of Internet assets. The transaction is subject to customary terms and conditions, including approval by the Knight Ridder shareholders and is expected to close this summer.

On April 26, 2006, the McClatchy Company announced a definitive agreement with MediaNews Group, Inc. (MediaNews) and The Hearst Corporation (Hearst) under which the companies will pay McClatchy $1.0 billion in cash to acquire four newspapers. MediaNews will purchase two northern California papers, the San Jose Mercury News and Contra Costa Times, and Hearst will acquire the Monterey (CA) Herald, and the St. Paul Pioneer Press in St. Paul, Minnesota.

On May 23, 2006, McClatchy announced a definitive agreement to sell Philadelphia Newspapers, Inc. (PNI) to Philadelphia Media Holdings LLC (PMH) in a transaction valued at $562 million. The purchase covers the Philadelphia Inquirer and Philadelphia Daily News, both daily newspapers, and related media assets including philly.com.

Today, McClatchy entered into separate definitive agreements to sell the Akron Beacon Journal to Sound Publishing Holdings, Inc., The News-Sentinel, a 75% stake in the Fort Wayne Joint Operating Agency and certain publications and web sites related to the newspaper to Ogden Newspapers, the Duluth News Tribune and the Grand Forks Herald to Forum Communications Company and the (Aberdeen) American News to Schurz Communications, Inc.



SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transactions between McClatchy and each of Knight Ridder, MediaNews, Hearst, Philadelphia Media Holdings LLC, Schurz Communications, Inc., Ogden Newspapers, Forum Communications Company, and Sound Publishing Holdings, Inc., the expected timetable for completing the transactions, future financial and operating results, benefits and synergies of the transactions, the divestiture plan, future opportunities for the company and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transactions, the ability of McClatchy to successfully integrate Knight Ridder's operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in McClatchy's Annual Report on Form 10-K for the year ended December 25, 2005 and the final Prospectus/Proxy Statement/Information Statement contained in McClatchy's Registration Statement on Form S-4 (Registration No. 333-133321). McClatchy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

IMPORTANT ADDITIONAL INFORMATION

On May 10, 2006, McClatchy filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-133321) containing a final Prospectus/Proxy Statement/Information Statement regarding the proposed transaction between McClatchy and Knight Ridder. Investors and security holders of McClatchy and Knight Ridder are urged to read the Prospectus/Proxy Statement/Information Statement carefully because it contains important information about McClatchy, Knight Ridder, the transaction and related matters. The Prospectus/Proxy Statement/Information Statement is being mailed on or about May 15, 2006 to stockholders of McClatchy and shareholders of Knight Ridder. Investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement and other documents filed with the SEC by McClatchy and Knight Ridder through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846 or from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Prospectus/Proxy Statement/Information Statement described above. Additional information regarding these directors and executive officers is also included in McClatchy's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about March 29, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.

Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the proposed transaction between McClatchy and Knight Ridder and additional information regarding these directors and executive officers is included in the Prospectus/Proxy Statement/Information Statement described above, which also serves as Knight Ridder's proxy statement for its 2006 Annual Meeting of Shareholders and was filed by Knight Ridder on May 11, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Knight Ridder by contacting Investor Relations at


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www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose,
CA 95113 or by telephone at 408-938-7838.